UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 13, 2005
(Date of Earliest Event Reported)

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Tegal Corporation
(Exact Name of Registrant as Specified in Its Charter)

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Delaware	000-26824	68-0370244
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 South McDowell Boulevard
Petaluma, California 94954
(Address of Principal Executive Offices)

(707) 763-5600
(Registrant’s Telephone Number, Including Area Code)

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Agreement

        At the Annual Meeting of Stockholders of Tegal Corporation (the "Company"), held on September 13, 2005, the Company's stockholders approved the Seventh Amended and Restated 1998 Equity Participation Plan (the "Equity Plan") pursuant to which the number of shares available for issuance under the plan was increased from 10,000,000 to 20,000,000 and the maximum number of shares that may be granted to any individual under the plan in any fiscal year was increased from 1,600,000 shares to 4,000,000 shares. The Seventh Amended and Restated 1998 Equity Participation Plan, is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

        The Company's stockholders also approved the Fifth Amended and Restated Option Plan for Outside Directors (the "Outside Director Plan") pursuant to which the number of shares available for issuance under the plan was increased from 1,600,000 to 4,000,000. The Fifth Amended and Restated Option Plan for Outside Directors, is filed as Exhibit 99.2 hereto and is incorporated by reference herein.

        On September 13, 2005, the Company entered into the Tenth Amendment to the Petaluma building lease agreement. The amendment decreases the termination fee from $2 million to $1 million to be paid by the Company to the landlord earlier in the sum of $500,000 as an initial payment for consideration for the landlord entering into the Tenth Amendment and an additional $500,000 payment at the time the Company gives the landlord notice to terminate the lease. As additional consideration to the landlord for the execution of the Tenth Amendment, the Company will issue to the landlord an option to purchase 500,000 shares of the Company’s Common Stock at an exercise price equal to $0.69 per share. The options will vest immediately with a 10 year life. The Tenth Amendment to the Lease, is filed as Exhibit 99.4 hereto and is incorporated by reference herein.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On September 13, 2005, Tegal Corporation (the “Company”) announced the appointment of Ralph Martin to fill a vacancy as an independent director of the Board of Directors of the Company. A copy of the press release issued is attached hereto as Exhibit 99.3 and incorporated by reference herein.

        Mr. Martin was selected for nomination by the Company’s nomination committee, which is comprised solely of independent directors of the Board. Mr. Martin was recommended to the nomination committee as a candidate for a directorship by the Company’s Chairman of the Board, Mr. Brad Mattson, who had previously employed Mr. Martin as President of Mattson Technology from December 1996 through January 1999. In addition, Mr. Martin was a member of the startup team at Novellus Systems, a company founded by Mr. Mattson. Mr. Mattson received no form of compensation or bonus for the recommendation of Mr. Martin to the nomination committee.

        At this time, the Company has not yet determined which committees on the Board of Directors Mr. Martin will serve, but upon making such determination undertakes to file an amendment to this Report to disclose such information in accordance with Instruction 2 to Item 5.02 of Form 8-K.

Item 8.01. Other Events.

        On September 13, 2005, the Company announced that its stockholders had approved the second step of a privately-placed common stock and warrant financing. The private placement was announced by the Company on July 11, 2005 and involves the sale of common stock and 5-year warrants in two steps for a total of $22.5 million. The issuance of these securities will not be registered under the Securities Act of 1933 and the securities may not be offered or sold in the United States absent registration or an applicable exemption from registration. Proceeds of the private placement are intended to be used for the Company’s general working capital requirements. A copy of the press release issued is attached hereto as Exhibit 99.3 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

        (c) Exhibits.

Exhibit No.	Description
99.1	The Seventh Amended and Restated 1998 Equity Participation Plan
99.2	The Fifth Amended and Restated Option Plan for Outside Directors
99.3	Press Release dated September 13, 2005
99.4	Tenth Amendment to the Lease

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated: September 14, 2005

TEGAL CORPORATION By: /s/ Thomas R. Mika Name: Thomas R. Mika Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	The Seventh Amended and Restated 1998 Equity Participation Plan
99.2	The Fifth Amended and Restated Option Plan for Outside Directors
99.3	Press Release dated September 13, 2005
99.4	Tenth Amendment to the Lease